UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	November 13, 2007

ISCO INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

847-391-9400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2007, ISCO International, Inc. (“ISCO”), ISCO Illinois, Inc. (“ISCO Illinois”), Clarity Communication Systems Inc. (“Clarity”) and James Fuentes (for himself and as Representative of Clarity’s Rightsholders (as defined below)) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which ISCO would acquire Clarity (the “Merger”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A special committee of disinterested members of our Board of Directors reviewed and negotiated the terms of the Merger, received a fairness opinion by an independent financial advisor with respect to the financial terms of the Merger, and recommended to the full Board of Directors (excluding Mr. Fuentes) that it approve the Merger.  In addition, in accordance with the rules of the American Stock Exchange (“AMEX”), the Audit Committee of ISCO’s Board of Directors reviewed the terms of the Merger and recommended to the full Board of Directors that it approve the Merger.  The full Board of Directors (excluding Mr. Fuentes) has approved the Merger on the terms and subject to the conditions of the Merger Agreement.

In addition, the board of directors and the sole stockholder of Clarity have approved the Merger on the terms and subject to the conditions of the Merger Agreement.

Under the terms and subject to the conditions set forth in the Merger Agreement, ISCO Illinois, Inc., a newly formed subsidiary, would merge with and into Clarity, with Clarity being the surviving corporation, in accordance with the applicable provisions of Illinois law.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and be tax-free to the ISCO stockholders.

Clarity is owned by a single stockholder, Mr. Fuentes.  However, certain employees, former employees, advisors and consultants (collectively, the “Rightsholders”) hold rights to receive either cash or the same consideration Mr. Fuentes or Clarity receives in the event of a change in control of Clarity pursuant to Clarity’s Non-Qualified Phantom Stock Plan, as amended (the “Phantom Plan”).  In addition, pursuant to separate At-Risk Compensation Plans (collectively, the “At-Risk Plan”), Mr. Fuentes and certain employees each agreed to suspend receipt of his or her salary for employment with Clarity in exchange for an amount in cash equal to his or her accrued suspended salary (the “Suspended Salary”) plus an equal amount to be paid in equity securities (the “Enhanced Benefits”) received in an acquisition of Clarity.  The Suspended Salary would be paid by Clarity through its line of credit prior to closing of the Merger.

Pursuant to the Merger Agreement, ISCO would issue up to an aggregate of 40 million shares (the “Shares”) of ISCO common stock in exchange for all of Clarity’s stock, which is held entirely by Mr. Fuentes, and satisfaction of the rights under the Phantom Plan and the Enhanced Benefits under the At-Risk Plan.  Of the total number of Shares ISCO may issue in the Merger, 20 million Shares would be issuable upon closing (subject to adjustment if the amount of total liabilities on Clarity’s closing balance sheet, subject to certain exceptions, exceeds $1.5 million), 2.5 million Shares would be issuable on each of the first and second anniversaries of closing (the “Time-Based Shares”) (subject any indemnification claims pursuant to the Merger Agreement), and 3.75 million Shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds (the “Market-Based Shares”).  The exact number of Shares issuable to Mr. Fuentes and the Rightsholders would depend on, among other things, whether any of the Time-Based Shares are used to satisfy indemnification claims or whether one or more Rightsholders forfeit their shares because their employment with ISCO following the closing of the Merger is terminated.  In the event, one or more Rightsholders forfeit their Shares prior to the closing of the Merger, the Shares allocated to Mr. Fuentes and the remaining Rightsholders will be adjusted upward on a pro-rata basis.  Mr. Fuentes would be allocated approximately 65% of the Shares.  No single Rightsholder would be allocated more than 2.75% of the Shares.  Assuming Mr. Fuentes is issued all of the shares he would be eligible to receive in connection with the Merger, Mr. Fuentes would beneficially own approximately 11% of ISCO’s outstanding common stock on a fully-diluted basis.  ISCO will pay off the amount of Clarity’s outstanding line of credit at closing.

In addition, ISCO would agreed to reimburse certain professional advisors of Clarity up to an aggregate of $375,000 for fees and expenses related to the Merger.

Completion of the Merger is subject to various customary closing conditions, including, among others, (i) receiving the approval of ISCO stockholders to approve the Merger and the issuance of the Shares as well as certain related proposals (the “Stockholder Proposals”), including amending ISCO’s certificate of incorporation to increase the number of shares authorized for issuance and amending ISCO’s 2003 Equity Incentive Plan to allow Rightsholders who would become employees of ISCO following the closing to receive registered shares, (ii) the Shares will have been approved for listing on AMEX, (iii) execution of definitive loan documents and receipt of funds in the aggregate amount of $1,500,000, which ISCO expects to receive from one of its existing lenders, (iv) there will not have been a material adverse event affecting Clarity, (v) the accuracy of the parties’ respective representations and warranties, (vi) the parties will have in all material respects performed or complied with all agreements and covenants required by the Merger Agreement, and (vii) the absence of any governmental action challenging or seeking to prohibit the Merger.

The Merger Agreement contains customary representations, warranties and covenants of ISCO and Clarity, including, among others, covenants (i) regarding the conduct Clarity’s business in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) prohibition of certain kinds of transactions during this interim period, (iii) requiring ISCO to hold a stockholder meeting to approve the Stockholder Proposals and (iv) to obtain agreements from the Clarity Rightsholders.  Clarity would also subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances.

ISCO, its officers, directors, employees, stockholders, advisers, agents, affiliates (including the surviving corporation), successors, heirs, permitted assigns and representatives (each, an “ISCO Indemnified Party”) would be entitled to indemnification in the event of losses resulting from, among other things, breaches of Clarity’s representations and warranties, failure to perform covenants under the Merger Agreement and Clarity tax obligations solely and exclusively as provided in the Merger Agreement, other than for fraud.  The ISCO Indemnified Parties would not be entitled to indemnification until the cumulative amount of all losses pursuant to indemnification claims exceed $150,000, after which the ISCO Indemnified Parties would only be entitled to any amounts that exceed $150,000.

The length of time in which to bring an indemnification claim and the amount by which an ISCO Indemnified Party may be indemnified would be subject to certain caps as follows:

(i) for breaches of representations (the “General Representations”) other than Two-Year Representations or Three Year Representations (as those terms are defined below), any losses entitling an ISCO Indemnified Party to indemnification would be satisfied out of up to an aggregate of 2,000,000 Time-Based Shares.  After the Time-Based Shares that vest one year after Closing (the “First Time-Based Shares”) are distributed, the ISCO Indemnified Parties would have no further right to receive indemnification with respect to General Representations;

(ii) ISCO Indemnified Parties’ right to receive indemnification for breaches of representations relating to due organization, no conflict with law, no conflict with agreements, necessary consents and brokers (collectively, the “Two-Year Representations”) would be satisfied out of the Time-Based Shares; provided that (x) a portion of the First Time-Based Shares will also be available to satisfy other indemnification rights of the ISCO Indemnified Parties, (y) once the First Time-Based Shares are distributed, the ISCO Indemnified Parties would have no further right to use such First Time-Based Shares to satisfy indemnification claims with respect to the Two-Year Representations, and (z) once the Time-Based Shares are fully distributed, the ISCO Indemnified Parties would have no further right to receive indemnification with respect to the Two-Year Representations; and

(iii) ISCO Indemnified Parties’ right to receive indemnification for (x) breaches of representations relating to Clarity’s capitalization, authority, no conflict with charter documents, and taxes, (y) claims by current and former security holders, and (z) tax obligations would be satisfied first out of the Time-Based Shares.  If the Time-Based Shares are not sufficient to satisfy these claims, Mr. Fuentes would be obligated to satisfy the remaining amounts of any such claims (A) brought in the first year after closing of the Merger up to an aggregate liability equal to the lesser of $3,000,000 and 75% of Mr. Fuentes’ Share Value (as defined in the Merger Agreement) less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “First Year Cap”), (B) brought in the second year after closing of the Merger up to an aggregate liability equal to the lesser of $2,000,000 and 50% of Mr. Fuentes’ Share Value less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “Second Year Cap”) and (C) brought in the third year after closing of the Merger up to an aggregate liability equal to the lesser of $1,000,000 and 25% of Mr. Fuentes’ Share Value less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “Third Year Cap”).  If and to the extent that any of the First Year Cap, the Second Year Cap or the Third Year Cap were met, then ISCO Indemnified Parties would not be entitled to any further indemnification.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of ISCO and Clarity. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning ISCO that ISCO publicly files in reports and statements with the Securities and Exchange Commission.

Related Agreements

In connection with the Merger, ISCO intends to enter into certain other transaction documents, including employment and registration rights agreements with Mr. Fuentes.  Pursuant to the proposed employment agreement, Mr. Fuentes would report to ISCO’s Chief Executive Officer (“CEO”) to assist the CEO in the coordination and integration of the surviving corporation’s operations with the combined entity and perform such other duties as the CEO may assign to Mr. Fuentes.  During the term of the employment agreement, Mr. Fuentes’ base salary would be $240,000 per year.  The term of the employment agreement would be for two years; provided, however, that upon the eighteen-month anniversary of the start of his employment and each day thereafter the term could be extended for one additional day unless and until ISCO provides written notice to Mr. Fuentes that such extension would not occur.  If Mr. Fuentes’ employment were to cease due to a termination by ISCO other than for Cause or by Mr. Fuentes for Good Reason (as those terms are defined in the employment agreement), then subject to Mr. Fuentes’ compliance with certain covenants, Mr. Fuentes would receive (i) monthly severance payments equal to 1/12th of his base salary for the lesser of: (x) three months or (y) the number of whole months remaining in the term as of the date of his termination and (ii) any accrued but unpaid base salary and any accrued but unused vacation as of the date of Mr. Fuentes’ termination.  Mr. Fuentes intends to continue to serve on ISCO’s Board at least for the remainder of his term, though he will not be considered independent under AMEX rules and no longer serve on any Board committees.

In addition, ISCO intends to enter into a registration rights agreement with Mr. Fuentes and certain Clarity Rightsholders pursuant to which ISCO would agree to register the Shares they receive in connection with the Merger for resale under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-3, or other available form for resale by those individuals, to be filed by ISCO within 30 days after the closing of the Merger, subject to certain conditions.

Item 3.02.  Unregistered Sales of Equity Securities.

If the Merger is consummated, the issuance of Shares in the Merger to Mr. Fuentes and to certain Rightsholders will be a sale of unregistered securities under the Securities Act. The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibit No.	Description

2.1
Agreement and Plan of Merger dated November 13, 2007, by and among ISCO International, Inc., ISCO Illinois, Inc., Clarity Communication Systems Inc. and James Fuentes (for himself and as Representative of the Clarity Rightsholders).*

*
Except for Exhibits B and C to the Merger Agreement, all other exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ISCO will furnish the omitted exhibits to the Securities and Exchange Commission upon request by the Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties.  Because ISCO wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the ISCO's current expectations regarding the future results of operations, performance and achievements of the ISCO. ISCO has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," “looks,” "expects," "plans," "intends" and similar expressions.  These statements reflect ISCO’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause ISCO's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of ISCO’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; ISCO’s ability to complete the proposed Merger and successfully integrate the combined entity as well as ISCO’s ability to retain key customers, suppliers and employees of Clarity after the Merger; ISCO’s ability to obtain financing in the future if necessary; ISCO's history of net losses and the lack of assurance that ISCO's earnings will be sufficient to cover fixed charges in the future; uncertainty about ISCO’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for ISCO’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; ISCO's ability to attract and retain key personnel; ISCO’s ability to protect its intellectual property; the risks of foreign operations; and the risks of legal proceedings.. A more complete description of these risks, uncertainties and assumptions is included in ISCO's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" ISCO’s Annual Report on Form 10-K filed by ISCO with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements.  ISCO undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed Merger between ISCO and Clarity, ISCO intends to file with the SEC a proxy statement and other relevant materials.  The final proxy statement will be mailed to the stockholders of ISCO.  INVESTORS AND SECURITY HOLDERS OF ISCO ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ISCO AND THE MERGER.  The proxy statement and other relevant materials (when they become available), and any other documents filed by ISCO with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by ISCO by contacting ISCO International, Inc., 1001 Cambridge Drive, Elk Grove Village, IL.

Participants in the Proposed Merger Solicitation

ISCO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the Proposed Merger. Information regarding ISCO’s directors and executive officers and their ownership of ISCO common stock is set forth in ISCO’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ISCO and its executive officers and directors in the proposed Merger by reading the proxy statement regarding the proposed Merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: November 19, 2007	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

(d) Exhibit No.	Description

2.1
Agreement and Plan of Merger dated November 13, 2007, by and among ISCO International, Inc., ISCO Illinois, Inc., Clarity Communication Systems Inc. and James Fuentes (for himself and as Representative of the Clarity Rightsholders)

______________
* Except for Exhibits B and C to the Merger Agreement, all other exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ISCO will furnish the omitted exhibits to the Securities and Exchange Commission upon request by the Commission.